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                                LANE AND MANTELL                    Exhibits 5.1
                           a professional corporation               and 23.2
                                ATTORNEYS AT LAW

               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                                 Telephone (908) 253-9333
Steven R. Lane                                          Facsimile (908) 253-9339
Rosemary Farr

                                 March 23, 2000

DUSA Pharmaceuticals, Inc.
181 University Avenue, Suite 1208
Toronto, Ontario M5H 3M7
CANADA

                       Re: DUSA Pharmaceuticals, Inc. (the "Company") Registration Statement - Form S-3

Gentlemen:

            We have examined the Company's registration statement on Form S-3 pursuant to Rule 462(b) of Securities Act of 1933, as amended (the "Act") (the "462(b) Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration of up to 2,500 shares of the Company's common stock, without par value (the "Common Stock").

            We have also examined copies of (i) the Registration Statement on Form S-3 (Registration No. 333-31676) as filed with the SEC on March 3, 2000, under the Act; (ii) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (iii) the By-laws of the Company; (iv) the form of stock option agreement between the Company and the selling shareholder with respect to Common Stock being offered pursuant to the Registration Statement; and (v) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

            Based on the foregoing examination, it is our opinion that the 2,500 shares of Common Stock underlying the stock options, if duly converted in accordance with the terms and conditions of such


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DUSA Pharmaceuticals, Inc.
March 23, 2000
Page 2

stock options against payment to the Company, will be validly issued and outstanding, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm's name under the heading "Legal Matters" in the Registration Statement, which is incorporated by reference into the 462(b) Registration Statement.


                                Very truly yours,

                                LANE AND MANTELL
                                a professional corporation

                                /s/Steven R. Lane

                                By: Steven R. Lane

SRL/ng